Exhibit 2.1

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement"), made and entered into this 28th day of June, 2002, by and between MEDINEX SYSTEMS, INC., a Delaware corporation (hereinafter sometimes referred to as "Medinex" or "Seller"), DELTA GROUP, INC., an Idaho corporation (hereinafter referred to as "Purchaser"), and GARY S. PAQUIN ("Paquin").

                               W I T N E S S E T H

     WHEREAS, Medinex is the owner of 100,000 shares of the capital stock of MedMarket, Inc., a Colorado corporation ("MedMarket"), constituting all of the issued and outstanding shares of capital stock of MedMarket (the "MedMarket Shares");

     WHEREAS, Medinex is the owner of all shares of the capital stock of DiscountMedBooks, Inc., a Delaware corporation ("DiscountMedBooks"), constituting all of the issued and outstanding shares of capital stock of DiscountMedBooks (the "DiscountMedBooks Shares");

     WHEREAS, Medinex is the owner of 7,274,223 shares of the capital stock of Net.Capitol, Inc., a Delaware corporation ("Net.Capitol"), constituting all of the issued and outstanding shares of capital stock of Net.Capitol (the "Net.Capitol Shares");

     WHEREAS, Medinex is the owner of 100 shares of the capital stock of Raintree Communications Corporation, a Virginia corporation ("Raintree"), constituting all of the issued and outstanding shares of capital stock of Raintree (the "Raintree Shares");

     WHEREAS, Medinex is the owner of all shares of the capital stock of U.S. Congress Handbook, Inc., a Virginia corporation ("Handbook"), constituting all of the issued and outstanding shares of capital stock of Handbook (the "Handbook Shares");

     WHEREAS, Medinex is the owner of 4 shares of the capital stock Public Disclosure, Inc., a District of Columbia corporation ("Public Disclosure"), constituting all of the issued and outstanding shares of capital stock of Public Disclosure (the "Public Disclosure Shares");

     WHEREAS, Net.Capitol, Raintree, Public Disclosure, and Handbook are collectively referred to as the Votenet division or the Votenet Subsidiaries ("Votenet");

     WHEREAS, the MedMarket Shares, DiscountMedBooks Shares, the Net.Capitol Shares, the Raintree Shares, the Handbook Shares, and the Public Disclosure Shares are collectively referred to as the "Purchased Shares;"

     WHEREAS, Medinex and the Votenet Subsidiaries sold substantially all of the assets of Votenet to Votenet Solutions, Inc., a Delaware corporation, pursuant to an Asset Purchase Agreement dated February 9, 2001, which provided, among other things that certain liabilities be retained by the Votenet Subsidiaries;


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     WHEREAS, the Purchaser desires to purchase all of the capital stock of
MedMarket, DiscountMedBooks and the Votenet Subsidiaries and Seller desires to sell the same to Purchaser in accordance with the terms and conditions of this Agreement; and

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. SALE OF CAPITAL STOCK. Subject to the terms and conditions provided herein, the Seller hereby transfers, assigns, sells and conveys to the Purchaser all of its right, title and interest, in and to the Purchased Shares, and Purchaser hereby purchases and acquires the same from Seller in accordance with the terms and conditions of this Agreement.

     2. CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Seller and shall be effective as of April 1, 2002 (the "Closing Date").

     3. CONSIDERATION. As consideration for the purchase and sale of the Purchased Shares, Purchaser agrees to manage the accounts payable and other liabilities of the Votenet Subsidiaries and the MedMarket Payables (the "Payables"), including the repayment of such accounts payable and other liabilities as set forth and described more fully below. The Payables are described on Exhibit "A" and Exhibit "B" attached hereto and incorporated herein. Purchaser shall also cause Paquin, and Paquin hereby agrees, to contribute One Hundred Thousand (100,000) shares of unrestricted capital stock of Medinex to the Votenet Subsidiaries, free of state or federal securities laws exemptions. Purchaser agrees to cause said Medinex shares to be sold monthly in increments of 8,000 shares, and to use the proceeds from the sale of such shares to make payments on the Payables. In addition, Purchaser shall cause MedMarket, Inc., or any successor thereto, to pay the sum of Two Thousand Dollars ($2,000.00) per month to the Votenet Subsidiaries for the purpose of making payments on the Payables. Buyer has expressed that its sole intent for the use of such shares is to reduce the Payables. This assurance was made to the Board of Directors of Medinex Systems; which was a strong motivation for the approval of this entire agreement, since it is the Board's intent to act in good faith in the retirement of the Payables.

     4. STOCK CONTRIBUTION BY SELLER. Seller agrees to contribute or issue One Hundred Thousand (100,000) shares of restricted 144 capital stock of Medinex to the Votenet Subsidiaries for the purpose of making payments on or settling any of the Payables. Beginning in the thirteenth month following the date of the Agreement purchaser agrees to cause said Medinex shares to be sold monthly in increments of 8,000 shares, and to use the proceeds from the sale of such shares to make payments on the Payables.

     5. MANAGEMENT OF ACCOUNTS PAYABLE. Purchaser acknowledges and agrees that the Payables are the sole responsibility of MedMarket, DiscountMedBooks and the Votenet Subsidiaries and are not the responsibility of the Seller. Purchaser agrees to diligently manage all of the Payables, including without limitation, setting up mailing addresses, email addresses and phone


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numbers as reasonably necessary to receive communications from any parties representing the Payables, and further agrees to promptly return messages, respond to inquiries and otherwise handle all of the calls from such parties in a courteous, business-like manner. Purchaser shall not refer any such parties back to Seller, or any of its representatives or agents. MedMarket, DiscountMedBooks, and all of the Votenet Subsidiaries and any entity created by Purchaser to whom such responsibilities may be delegated shall remain in operation at least until December 31, 2003.

     6. STOCK ASSIGNMENT/TRANSFER OF TITLE. At Closing, Seller shall execute and deliver Stock Assignments Separate From Certificate to evidence the transfer of title in and to the Purchased Shares. At the Closing, Paquin shall endorse certificates and/or execute Stock Assignments Separate From Certificate to evidence the transfer of the 100,000 shares of stock of Medinex. Seller shall execute and deliver such documents as may be necessary to cause the issuance or transfer of 100,000 shares of stock of Medinex.

     7. PRORATION. The Seller and Purchaser hereby acknowledge and agree that any and all taxes, insurance, rents, payroll, unemployment insurance, worker's compensation and other employment-related expenses, deposits, utilities and other expenses relating to MedMarket, which are unbilled but have accrued as of the Closing Date, shall be prorated between the parties outside of Closing as of the end of business on the Closing Date. Said items shall be adjusted between the parties within thirty (30) days of the Closing (and outside of Closing); provided, however, that any such item which is unknown as to amount within thirty (30) days of Closing shall be paid and prorated within ten (10) days of its ascertainment by the parties.

     8. LIABILITIES OF SELLER AND/OR PRINCIPALS. In addition to the consideration payable under Section 3 above, Purchaser agrees to assume with respect to MedMarket, Inc.: (a) all of the trade payables and accounts payable of MedMarket, including without limitation, the payables listed on Exhibit "B" attached hereto and incorporated herein by this reference, (b) all of the executory obligations, fixed, contingent or otherwise, of MedMarket under any contracts, leases or other agreements relating to the business of MedMarket, and
(c) all of the taxes, insurance, rents, payroll, unemployment insurance, worker's compensation and other employment-related expenses, deposits, utilities and other expenses of MedMarket relating to the operation of its business after the Closing Date.

     9. REPRESENTATIONS AND WARRANTIES OF SELLER. As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Purchaser, with the knowledge and intention that said representations and warranties be relied upon by Purchaser, that the following are true and correct as of the date hereof:

     (a) Organization, Standing and Foreign Qualification. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the full power and authority to carry on its business in the places it is now being conducted and to own and lease the assets of the business which it now owns or leases.


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     (b) Authority and Status. The Seller has the capacity and authority to execute and deliver this Agreement, to perform hereunder, and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other person, entity or governmental authority. The execution, delivery and performance by Seller of this Agreement and each and every agreement, document and instrument provided for herein have been duly authorized and approved. This Agreement and each and every agreement, document and instrument to be executed, delivered and performed by Seller in connection herewith constitute or will, when executed and delivered, constitute the valid and legally binding obligations of Seller enforceable against it in accordance with their respective terms.

     10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF SELLER AND PRINCIPALS. All representations, warranties, agreements, covenants and obligations made or undertaken by Seller in this Agreement or in any document or instrument executed and delivered pursuant hereto are material and have been relied upon by Purchaser and shall survive the consummation of the transactions hereunder and shall not merge in the performance of any obligation by any party hereto. Subject to the limitations set forth herein, Seller agrees to indemnify and hold Purchaser, its successors and assigns, harmless from and against all liability, losses, damages, injury, judgments, and all reasonable costs and expenses (including reasonable counsel fees and costs of any suit related thereto), suffered or incurred by Purchaser, its successors and assigns, arising from (i) any misrepresentation by, or any warranty of, Seller contained in this Agreement or in any document or instrument executed and delivered pursuant hereto, and from any misrepresentation in or omissions from any instrument furnished or to be furnished by Seller hereunder, or (ii) the breach of any covenant or agreement in this Agreement or other agreement delivered in connection with this transaction. Should any claim covered by the foregoing indemnity be asserted, Purchaser shall notify Seller promptly and Seller shall have at least thirty
(30) days to decide whether to assert the right to defend, settle or contest said claim, at Seller's cost and expense and at Seller's discretion as long as said breach or warranty or claims does not unduly adversely affect Purchaser.

     11. REPRESENTATIONS AND WARRANTIES OF PURCHASER. As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants to Seller, with the knowledge and intention that said representations and warranties be relied upon by Seller, that the following are true and correct as of the date hereof:

     (a) Organization and Good Standing. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Idaho.

     (b) Authority and Status. Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform hereunder, and to consummate the transactions contemplated hereby without the necessity of any act, approval or consent of any other person, entity or governmental authority. This Agreement, and each and every other agreement, document and instrument to be executed and delivered by Purchaser in connection herewith, constitute or will, when executed and delivered, constitute the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their terms.


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     (c) No Representations by Seller. Purchaser is purchasing the Purchased
Shares hereunder "as-is" on the basis of its own evaluation of the Purchased Shares, MedMarket and the Votenet Subsidiaries and not on the basis of any representation or warranty of Seller, or any of its directors, officers, employees, agents and representatives, and Purchaser has evaluated the risks associated with the assumption of the obligations set forth herein and is assuming the same on the basis of its own evaluation.

     (d) Acknowledgement. Purchaser acknowledges that it has received a copy of the client list for MedMarket, which is attached hereto as Exhibit "C" (the "MedMarket Client List") and a copy of the list of MedMarket accounts receivable, which is attached hereto as Exhibit "D" (the "MedMarket Accounts Receivable"). Purchaser acknowledges and agrees, however, that Seller makes no representations whatsoever as to the collectibility of the MedMarket Accounts Receivable or as to the accuracy of Exhibits "C" or "D," and Purchaser acknowledges and agrees that the foregoing exhibits are provided to Purchaser for informational purposes only.

     12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF PURCHASER. All representations, warranties, agreements, covenants and obligations made or undertaken by Purchaser in this Agreement or in any document or instrument executed and delivered pursuant hereto are material, have been relied upon by Seller and shall survive the consummation of the transactions hereunder and shall not merge in the performance of any obligation by any party hereto. Purchaser agrees to indemnify and hold Seller, its successors and assigns, harmless from and against all liability, loss, damages, injury, judgments, all reasonable costs and expenses (including reasonable counsel fees and costs of any suit related thereto), suffered or incurred by Seller arising from (i) any misrepresentation by, or any warranty of, Purchaser contained in this Agreement or in any document or instrument executed and delivered pursuant hereto or from any misrepresentation in or omissions from any instrument furnished or to be furnished by Purchaser hereunder, (ii) any claim for a debt, obligation or liability which has been assumed by Purchaser pursuant to this Agreement, or
(iii) the breach of any covenant or agreement in this Agreement or other agreement delivered in connection with this transaction. Should any claim covered by the foregoing indemnity be asserted, Seller shall notify Purchaser promptly and give Purchaser an opportunity to defend the same at Purchaser's cost and expense, and Seller shall extend reasonable cooperation to Purchaser in connection with such defense.

     13. NOTICE. All notices, requests, demands and other communications hereunder shall be delivered to the respective parties either personally or by registered or certified mail, return receipt requested, first class postage prepaid, at the addresses set forth herein. If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made, and if delivered by mail, the date on which such notice, request, instruction or document is received shall be the date of delivery. Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this section.

     If to Seller
     or Medinex:              Medinex Systems, Inc.
                              Anthony J. Paquin, President
                              1200 Ironwood, Suite 309


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                              Coeur d'Alene, Idaho 83814

     With a copy to:          Jeffery J. Crandall, P.A.
                              1620 Northwest Blvd., Suite 300
                              Coeur d'Alene, Idaho 83814

     If to Purchaser:         Delta Group, Inc.
                              311 Sherman Ave.
                              Coeur d'Alene, Idaho 83814

     14. CONSTRUCTION AND SURVIVAL. This Agreement is the complete agreement between the parties and any contracts previously executed between the parties, along with such other written or verbal representations or warranties as may have been made by either party, their broker, agents, or assigns, are merged into this Agreement and are extinguished, except as set forth herein. The warranties, representations, covenants and provisions contained in this Agreement shall survive the closing and shall continue in full force and effect.

     16. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns and legal representatives.

     17. BREACH. In the event of a breach or threatened breach by either party of any of the provisions of this Agreement, or collateral documents, the other party shall have the right to invoke any remedy allowed at law or in equity; reference to any particular remedy shall not preclude the exercise of any other remedies, all of which being cumulative, and the failure of a party to exercise any power hereunder or to insist upon strict compliance for the other party with any obligations hereunder, shall not constitute a waiver of any rights to demand compliance with the terms thereof.

     Should either party breach the covenants of this Agreement, the non-breaching party shall be entitled, as it elects, to institute and prosecute proceedings in any court of competent jurisdiction, to obtain any one or more of the following remedies against the breaching party: specific performance of this Agreement, injunction against breach of this Agreement, and damages (plus all costs and expenses, including, but not limited to, reasonable attorney's fees incurred by such institution and prosecution).

     18. ARBITRATION. In the event of any dispute over the interpretation or enforcement of this Agreement, or any documents or instruments executed pursuant hereto, the Purchaser and the Seller agree that any claim that cannot be amicably settled shall be determined solely and exclusively by arbitration in accordance with the current Commercial Arbitration Rules of the American Arbitration Association in Coeur d'Alene, Idaho with the Purchaser and the Seller agreeing to pay all costs and expenses (including reasonable attorneys fees) as determined or allocated by the arbitrator. Any decision and award made pursuant to said rules shall be exclusive, final and binding on the Purchaser and the Seller. The arbitration shall promptly proceed to hearing and determination provided, however, that if the actual hearing has not been commenced within sixty (60) days after selection of the arbitrator(s) or if a final decision has not been rendered within


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thirty (30) days after conclusion of the hearing, then either the Seller or the
Purchaser may terminate the arbitration and proceed to litigation.

     19. ATTORNEY'S FEES. The prevailing party in any action or procedure in court or mutually agreed arbitration proceeding to enforce terms of this Agreement is entitled to receive its reasonable attorney's fees and other reasonable enforcement costs and expense from the non-prevailing party.

     20. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of Idaho.

     21. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be enforceable and valid under applicable law, but if any provision of this Agreement, or any word, phrase, clause, sentence or other portion thereof shall be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement, as modified, legal and enforceable to the fullest extent permitted under applicable laws.

     22. RELIANCE. The parties do agree and affirm that no representations, warranties, or inducements are relied upon by either party except those set forth herein in the execution of this Agreement.

     23. ENTIRE AGREEMENT. This Agreement and the other agreements or instruments expressly referred to herein and executed concurrently with this Agreement, supersede and cancel all prior negotiations, agreements, representations, warranties and communications, whether oral or written, between the parties hereto relating to the transactions contemplated hereby or the subject matter herein. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

     24. FURTHER ASSURANCES. At any time and from time to time after the closing, at either party's request and without further consideration, the other party shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Purchaser may reasonably deem necessary or desirable in order to more effectively carry out the intent and purposes of this Agreement.

     25. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been executed by all parties.

     26. TIME IS OF THE ESSENCE. Time is of the essence as to all provisions of this Agreement.

     27. NUMBER AND GENDER. Whenever required by the context, the singular number shall include the plural and the masculine gender shall include the feminine and the neuter.


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     28. HEADINGS. Headings of sections, subsections and paragraphs in this
Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement on the day and year first above written.

MEDINEX SYSTEMS, INC.,
A Delaware corporation


By:
   ------------------------------------
      Anthony J. Paquin, President


DELTA GROUP, INC.,
an Idaho corporation


By:
   ------------------------------------
      Gary S. Paquin, President


---------------------------------------
      Gary S. Paquin, Individually


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